UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2016

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-35737 (Commission File Number)	94-3306718 (IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

On October 13, 2016, Northwest Biotherapeutics, Inc. (the “Company”) entered into a Letter Agreement (the “Agreement”) with Cognate BioServices (“Cognate”) and related agreements in connection with an institutional financing of Cognate and to enable the Company to continue obtaining services from Cognate for the Company’s ongoing Phase III DCVax®-L trial and upcoming Phase II DCVax®-Direct trials.

The Agreement acknowledges the Company’s consistent record of late payment and nonpayment on numerous occasions and for extended periods of time, while Cognate has continued to provide development, manufacturing, distribution and related services on an uninterrupted basis under the four January 17, 2014 contracts (the “2014 Agreements”), including at peak levels during the peak periods in the Company’s clinical trials, and acknowledges that without these services the Company could not have completed its Phase I DCVax-Direct trial or substantial portions of its Phase III DCVax-L trial.

The Agreement notes that it is intended to catalogue the Company’s obligations to Cognate and provide assurances and mechanisms (similar to mechanisms that the Company already has in place with other key service providers) to ensure that the existing obligations will be honored, and any new obligations will be fulfilled as incurred, so that Cognate will continue to provide services for the Company’s ongoing trials while the Company works to catch up with its payments and obligations.

The Agreement also reaffirms that nothing in it overrides the August 28, 2016 Exchange Agreement, which the Company and Cognate entered into in order to conform with certain Nasdaq rules (the “Exchange Agreement”) and which remains in full force and effect.

The provisions of the Agreement catalogue the Company’s obligations and include the following:

•	Acknowledgement that the Company received the benefit of development, manufacturing, distribution and related services, including at peak levels during the peak periods of the Company’s clinical trials, on an uninterrupted basis, and that the Company repeatedly failed to pay Cognate for extended periods of time.
•	Reaffirmation of the Exchange Agreement and acknowledgement by the parties that the Agreement is consistent with, and does not override, the Exchange Agreement.
•	An obligation for the Company to accomplish the registration of all of Cognate’s existing equity, which was already required under the 2014 Agreements and a 2013 Agreement but which the Company has never fulfilled, as previously reported in the 8-K filed with the Exchange Agreement on September 6, 2016.
•	An obligation to discuss and resolve within 45 days any discrepancies between the Company’s books and Cognate’s books as to the correct number of the Company’s equity interests held by Cognate.
•	Acknowledgement that, in connection with the Exchange Agreement as reported in the Company’s 8-K filed on September 6, 2016 and implemented on September 22, 2016 through an Omnibus Amendment Agreement, all lock-up provisions and other restrictions on all Company equity interests held by or issuable to Cognate have been removed, and acknowledgment that most of the restrictions had already been fulfilled by Cognate.
•	Company indemnification of Cognate under existing obligations pursuant to the 2014 Agreements of any Cognate losses, to be determined by the parties, related to (i) lawsuits filed against the Company and Cognate, (ii) costs incurred by Cognate for funding arrangements to fill gaps caused by the Company’s failure to pay invoices, (iii) other costs and losses, including in connection with the Lock-Up, consistent with the Exchange Agreement.
•	Confirmation of Cognate’s right to suspend or terminate any or all of the 2014 Agreements, in whole or in part, for nonpayment of invoices, or a change in effective control of the Company, a hostile takeover of the Company, or a change in management.
•	The parties’ anticipation that in connection with further clinical trials in Europe, the parties will enter into a lease agreement involving the Sawston plant.
•	Recognition that the Company currently owes Cognate in excess of $10 million for unpaid monthly invoices, and an obligation for the Company to issue a secured promissory note and related documents for all amounts owed to Cognate.

•	Requirement that, going forward, the Company must either establish an escrow account as security for payments or must pay in advance for services by Cognate. The escrow account will gradually be built up to a maximum of $2.5 million, and will be drawn upon in the event of late payments.
•	Requirement that the Company provide a specific payment plan, within 45 days of the Letter Agreement, for the more than $10 million of obligations currently outstanding.
•	Requirement that, if the Company increases the mortgage on the Sawston property, half of the proceeds up to a limit of $2.5 million will be used to pay down outstanding Cognate invoices.
•	Reaffirmation that if the Company is more than 10 days late on future payments to Cognate, Cognate has the right to stop or suspend services, including the manufacturing and delivery of products for clinical trials, the right to indemnification for any costs or losses associated therewith, and the right to terminate any or all of the 2014 Agreements, in whole or in part.
•	An obligation when (if ever) and to the extent permissible under applicable law (including legal requirements for balance sheet surplus as a pre-condition) to unwind the Cognate Stock Purchase Agreement of October 21, 2015. The parties do not anticipate that the legal requirements will be met in the near or foreseeable future for such unwinding action to take place.

As an initial implementation step pursuant to the Agreement, on October 13, 2016 the Company entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) for the transfer of remaining outstanding obligations related to a funding arrangement undertaken by Cognate in October 2015 to fill the gap caused by the Company’s failure to pay a number of months’ invoices. The Assignment Agreement is to compensate Cognate, pursuant to the Company’s existing indemnification obligations, for certain losses suffered by Cognate as a result of the Company’s nonpayment of invoices. The third party lender and the Company are currently negotiating to finalize the arrangements related to the Assignment Agreement, and the Company will report the results in a future periodic filing.

Also on October 13, 2016 in connection with the Agreement, as required in connection with the institutional financing of Cognate and the continuation of Cognate services for the Company’s clinical trials, the Company entered into a general release covering all events and circumstances through that date (the “Release”). The terms are typical for a general release in such circumstances.

The foregoing summary of the terms of the Agreement, the Omnibus Amendment Agreement, the Release Agreement and the Assignment and Assumption Agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 10,2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
Exhibit 10.1	Agreement, dated as of October 13, 2016, between Cognate BioServices, Inc. and Northwest Biotherapeutics, Inc.
Exhibit 10.2	Omnibus Amendment Agreement dated as of September 22, 2016 between Cognate BioServices, Inc. and Northwest Biotherapeutics, Inc.
Exhibit 10.3	Release Agreement dated as of October 13, 2016 between Cognate BioServices, Inc. and Northwest Biotherapeutics, Inc.
Exhibit 10.4	Assignment and Assumption Agreement dated as of October 13, 2016 between Cognate BioServices, Inc. and Northwest Biotherapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: October 18, 2016	By: /s/ Linda Powers
Name: Linda Powers Title: Chief Executive Officer and Chairman